Exhibit 99.1

Phreesia Announces Fiscal Third Quarter 2020 Results

NEW YORK, December 9, 2019 – Phreesia, Inc. (NYSE: PHR) (“Phreesia”) announced financial results today for the fiscal third quarter and nine months ended October 31, 2019.

“We are pleased with our third quarter results and the continued support of our clients and partners” said Chaim Indig, Chief Executive Officer of Phreesia, Inc. “Our team is focused on building a great company that creates a better, more engaging healthcare experience.”

Fiscal Third Quarter 2020 Highlights

•	Revenue was $32.8 million in the quarter compared to $24.8 million in the same period in the prior year, an increase of 33%.

•	Average provider revenue per provider client was $16,637 in the quarter compared to $13,308 in the same period in the prior year, an increase of 25%.

•	Average number of provider clients was 1,573 in the quarter compared to 1,503 in the same period in the prior year, an increase of 5%.

•	Adjusted EBITDA was $3.0 million in the quarter compared to $0.4 million in the same period in the prior year.

•	Cash on the balance sheet as of October 31st was $91.4 million, down $8.7 million from July 31, 2019.

Fiscal Year End January 31, 2020 Outlook

•	We expect fiscal 2020 revenue to be in the range of $122.0 to $122.5 million compared to our previous range of $118.5 to $119.0 million.

•	We expect to be Adjusted EBITDA positive in fiscal 2020.

Conference Call Information

The Company will hold a conference call on Tuesday, December 10, 2019, at 8:30 a.m. Eastern Time to review the Company’s fiscal third quarter 2020 financial results. To participate in the Company’s live conference call and webcast, please dial (866) 211-4557 (or (647) 689-6750 for international participants) using conference code number 4297854 or visit the “Events & Presentations” section of ir.phreesia.com. A replay of the call will be available via webcast for on-demand listening shortly after the completion of the call, at the same web link, and will remain available for approximately 90 days.

Phreesia, Inc.

Balance sheets

(unaudited)

in thousands, except for shares and per share data

	October 31, 2019	January 31, 2019
Assets
Current:
Cash and cash equivalents	$91,389	$1,543
Settlement assets	10,384	10,217
Accounts receivable, net of allowance for doubtful accounts of $729 and $517	20,008	16,109
Deferred contract acquisition costs	1,631	1,673
Prepaid expenses	5,287	3,340

Total current assets	$128,699	$32,882
Property and equipment, net of accumulated depreciation and amortization of $34,304 and $27,862	14,364	14,211
Capitalized internal-use software, net of accumulated amortization of $18,266 and $14,621	8,501	7,816
Deferred contract acquisition costs	1,512	1,521
Intangible assets, net of accumulated amortization of $212 and $33	1,258	1,437
Goodwill	251	250
Other assets	1,324	1,145

Total assets	$155,909	$59,262

Liabilities, Redeemable Preferred Stock and Stockholders’ Equity (Deficit)
Current:
Settlement obligations	$10,384	$10,217
Current portion of long-term debt	—	97
Current portion of capital leases	2,413	1,869
Accounts payable	5,949	4,160
Accrued expenses	8,018	5,098
Deferred revenue	5,326	6,488

Total current liabilities	$32,090	$27,929
Long-term debt, net of current portion	19,355	27,918
Capital leases, net of current portion	1,971	2,401
Warrant liability	—	5,498

Total liabilities	$53,416	$63,746

Commitments and contingencies (Note 12)
Redeemable preferred stock:
Senior A redeemable preferred stock, $0.01 par value—0 and 14,500,000 shares authorized as of October 31, 2019 and January 31, 2019, respectively; 0 and 13,674,365 issued and outstanding as of October 31, 2019 and January 31, 2019, respectively	—	79,311
Series B redeemable convertible preferred stock, $0.01 par value—0 and 10,820,169 shares authorized as of October 31, 2019 and January 31, 2019, respectively; 0 and 9,197,142 shares issued and outstanding as of October 31, 2019 and January 31, 2019 , respectively	—	51,872
Junior convertible preferred stock, $0.01 par value—0 and 34,000,000 shares authorized as of October 31, 2019 and January 31, 2019, respectively; 0 and 32,746,041 shares issued and outstanding as of October 31, 2019 and January 31, 2019, respectively	—	32,746
Redeemable preferred stock, $0.01 par value—0 and 44,000,000 shares authorized as of October 31, 2019 and January 31, 2019, respectively; 0 and 42,560,530 shares issued and outstanding as of October 31, 2019 and January 31, 2019, respectively	—	42,561

Total redeemable preferred stock	—	206,490
Stockholders’ Equity (Deficit):
Common stock, $0.01 par value—500,000,000 and 80,000,000 shares authorized as of October 31, 2019 and January 31, 2019, respectively; 35,872,057 and 1,994,721 shares issued and outstanding as of October 31, 2019 and January 31, 2019, respectively	359	20
Additional paid-in capital	382,951	—
Accumulated deficit	(280,817)	(210,994)

Total stockholders’ equity (deficit)	$102,493	$(210,974)

Total Liabilities, Redeemable Preferred Stock and Stockholders’ Equity (Deficit)	$155,909	$59,262

Phreesia, Inc.

Statements of Operation

(unaudited)

in thousands, except for shares and per share data

	For the three months ended October 31,		For the nine months ended October 31,
	2019	2018	2019	2018
Revenue:
Subscription and related services	$14,606	$10,929	$41,292	$31,391
Payment processing fees	11,559	9,073	34,781	27,478
Life sciences	6,678	4,754	15,895	14,537

Total revenues	32,843	24,756	91,968	73,406
Expenses:
Cost of revenue (excluding depreciation and amortization)	4,388	3,805	12,594	10,632
Payment processing expense	6,902	5,393	20,952	16,309
Sales and marketing	8,348	7,195	24,170	19,971
Research and development	4,774	3,856	13,762	10,144
General and administrative	7,184	4,540	20,849	14,118
Depreciation	2,153	1,966	6,444	5,515
Amortization	1,325	1,037	3,823	2,912

Total expenses	35,074	27,792	102,594	79,601
Operating loss	(2,231)	(3,036)	(10,626)	(6,195)
Other income (expense)	77	203	(740)	167
Change in fair value of warrant liability	—	(611)	(3,307)	(1,496)
Interest income (expense)	(219)	(728)	(1,769)	(2,459)

Total other income (expense)	(142)	(1,136)	(5,816)	(3,788)
Loss before provision for income taxes	(2,373)	(4,172)	(16,442)	(9,983)
Provision for income taxes	(64)	—	(183)	—

Net loss	(2,437)	(4,172)	(16,625)	(9,983)
Preferred stock dividend paid	—	—	(14,955)	—
Accretion of redeemable preferred stock	—	(9,236)	(56,175)	(20,962)

Net loss attributable to common stockholders, basic and diluted	$(2,437)	$(13,408)	$(87,755)	$(30,945)

Net loss per share attributable to common stockholders, basic and diluted	$(0.07)	$(7.02)	$(5.85)	$(26.30)

Weighted-average common shares outstanding, basic and diluted	35,790,951	1,909,858	15,007,247	1,176,833

Phreesia, Inc.

Statements of Cash Flows

(unaudited)

in thousands, except for shares and per share data

	Nine months ended October 31,
	2019	2018
Cash flows from operating activities:
Net loss	$(16,625)	$(9,983)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	10,267	8,427
Stock-based compensation expense	3,832	950
Change in fair value of warrants liability	3,307	1,496
Amortization of debt discount	412	579
Loss on extinguishment of debt	1,073	—
Cost of Phreesia hardware purchased by customers	512	—
Deferred contract acquisition costs amortization	1,465	1,179
Changes in operating assets and liabilities
Accounts receivable	(3,899)	(346)
Prepaid expenses and other assets	(2,943)	130
Deferred contract acquisition costs	(1,414)	(1,468)
Accounts payable	1,629	1,208
Accrued expenses	3,098	(145)
Deferred revenue	(1,162)	(359)

Net cash provided by (used in) operating activities	$(448)	$1,668

Cash flows used in investing activities:
Capitalized internal-use software	(4,329)	(3,744)
Purchase of property and equipment	(4,826)	(3,397)

Net cash used in investing activities	$(9,155)	$(7,141)

Cash flows from financing activities:
Proceeds from IPO	$130,781	$—
Proceeds from revolving line of credit	9,876	3,500
Payments of revolving line of credit	(17,676)	(3,500)
Proceeds from term loan	20,000	—
Repayment of term loan	(1,042)	(875)
Repayment of loan payable	(20,000)	—
Payment of preferred stock dividends	(14,955)	—
Payment on capital leases	(1,624)	(1,870)
Debt extinguishment costs	(300)	—
Debt issuance costs	(112)	—
Proceeds from issuance of common stock upon exercise of stock options	445	324
Payment of offering costs	(5,944)	—

Net cash (used in) provided by financing activities	$99,449	$(2,421)

Net increase in cash and cash equivalents	89,846	(7,894)
Cash and cash equivalents – beginning of period	1,543	10,503

Cash and cash equivalents – end of period	$91,389	$2,609

Disclosures of additional investing and financing activities:
Supplemental information:
Property and equipment acquisitions through capital leases	$1,738	$2,053
Deferred issuance costs included in accounts payable and accrued expenses	—	—
Purchase of property and equipment included in accounts payable	546	—
Issuance of warrants related to debt	833	—
Cashless exercise of common stock warrants	2,521	—
Cash payments for:
Interest	$1,834	$1,732

Non-GAAP financial measures

Adjusted EBITDA is a supplemental measure of our performance that is not required by, or presented in accordance with, GAAP. Adjusted EBITDA is not a measurement of our financial performance under GAAP and should not be considered as an alternative to net income or loss or any other performance measure derived in accordance with GAAP, or as an alternative to cash flows from operating activities as a measure of our liquidity. We define Adjusted EBITDA as net income or loss, before net interest expense (income), provision for income taxes, depreciation and amortization, and before non-cash based compensation expense, non-cash change in fair value of warrant liability and other income (expense), net.

We have provided below a reconciliation of Adjusted EBITDA to net loss, the most directly comparable GAAP financial measure. We have presented Adjusted EBITDA in this release and our Quarterly Report on Form 10-Q because it is a key measure used by our management and board of directors to understand and evaluate our core operating performance and trends, to prepare and approve our annual budget, and to develop short and long-term operational plans. In particular, we believe that the exclusion of the amounts eliminated in calculating Adjusted EBITDA can provide a useful measure for period-to-period comparisons of our core business. Accordingly, we believe that Adjusted EBITDA provides useful information to investors and others in understanding and evaluating our operating results in the same manner as our management and board of directors.

Our use of Adjusted EBITDA has limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of our financial results as reported under GAAP. Some of these limitations are as follows:

•

Although depreciation and amortization expense are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future, and Adjusted EBITDA does not reflect cash capital expenditure requirements for such replacements or for new capital expenditure requirements;

•

Adjusted EBITDA does not reflect: (1) changes in, or cash requirements for, our working capital needs; (2) the potentially dilutive impact of non-cash stock-based compensation; or (3) tax payments that may represent a reduction in cash available to us; (4) net interest expense/(income); and

•	Other companies, including companies in our industry, may calculate Adjusted EBITDA or similarly titled measures differently, which reduces its usefulness as a comparative measure.

Because of these and other limitations, you should consider Adjusted EBITDA along with other GAAP-based financial performance measures, including various cash flow metrics, net loss, and our GAAP financial results. The following table presents a reconciliation of Adjusted EBITDA to net loss for each of the periods indicated:

Phreesia, Inc.

Adjusted EBITDA

	Three Months Ended October 31,		Nine Months Ended October 31,
(in thousands, unaudited)	2019	2018	2019	2018
Net loss	$(2,437)	$(4,172)	$(16,625)	$(9,983)
Interest (income) expense, net	219	728	1,769	2,459
Depreciation and amortization	3,478	3,003	10,267	8,427
Stock-based compensation expense	1,766	447	3,832	950
Change in fair value warrant liability	—	611	3,307	1,496
Income tax provision	64	—	183	—
Other (income) expense, net	(77)	(203)	740	(167)

Adjusted EBITDA	$3,013	$414	$3,473	$3,182

Phreesia, Inc.

Reconciliation of GAAP and Adjusted Operating Expenses (unaudited)

	Three Months Ended October 31,		Nine Months Ended October 31,
(in thousands)	2019	2018	2019	2018
GAAP operating expenses
General and administrative	$7,184	$4,540	$20,849	$14,118
Sales and marketing	8,348	7,195	24,170	19,971
Research and development	4,774	3,856	13,762	10,144
Cost of revenue	4,388	3,805	12,594	10,632

	$24,694	$19,396	$71,375	$54,865

Stock compensation included in GAAP operating expenses
General and administrative	$1,040	$310	$2,353	$541
Sales and marketing	437	75	863	224
Research and development	232	62	485	186
Cost of revenue	57	—	131	—

	$1,766	$447	$3,832	$950

Adjusted operating expenses
General and administrative	$6,144	$4,230	$18,496	$13,577
Sales and marketing	7,911	7,120	23,307	19,747
Research and development	4,542	3,794	13,277	9,958
Cost of revenue	4,331	3,805	12,463	10,632

	$22,928	$18,949	$67,543	$53,914

Phreesia, Inc.

Key Metrics

	Three Months Ended October 31,		Nine Months Ended October 31,
	2019	2018	2019	2018
Key Metrics:
Provider clients (average over period)	1,573	1,503	1,560	1,472
Average revenue per provider client	$16,637	$13,308	$48,768	$39,990
Patient payment volume (in millions)	$463	$358	$1,388	$1,076

•

Provider clients. We define provider clients as the average number of healthcare provider organizations that generate revenue each month during the applicable period. In one specific case wherein we act as a subcontractor providing white-label services to our partner’s clients, we treat this contractual relationship as a single provider client. We believe growth in the number of provider clients is a key indicator of the performance of our business and depends, in part, on our ability to successfully develop and market our Platform to healthcare provider organizations that are not yet clients. While growth in the number of provider clients is an important indicator of expected revenue growth, it also informs our management of the areas of our business that will require further investment to support expected future provider client growth. For example, as the number of provider clients increases, we may need to add to our customer support team and invest to maintain effectiveness and performance of our Platform and software for our provider clients and their patients.

•

Average revenue per provider client. We define average revenue per provider client as the total subscription and related services and payment processing revenue generated from provider clients in a given period divided by the average number of provider clients that generate revenue each month during that same period. We are focused on continually delivering value to our provider clients and believe that our ability to increase average revenue per provider client is an indicator of the long-term value of our existing provider client relationships.

•

Patient payment volume. We measure patient payment volume as the total dollar volume of transactions between our provider clients and their patients utilizing our payment platform, including via credit and debit cards, cash and check. Patient payment volume is a major driver of our payment processing revenue, and we believe that patient payment volume is an indicator of both the underlying health of our provider clients’ businesses and the continuing shift of healthcare costs to patients.

Available Information

Phreesia intends to use its Company website (including its Investor Relations website) as well as its Facebook, Twitter and LinkedIn accounts as a means of disclosing material non-public information and for complying with its disclosure obligations under Regulation FD.

Forward Looking Statements

Statements we make in this press release may include statements which are not historical facts and are considered forward-looking within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act. These forward-looking statements reflect our current views about our plans, intentions, expectations, strategies and prospects, which are based on the information currently available to us and on assumptions we have made. In some cases, you can identify forward-looking statements because they contain words such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “going to,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these words or other similar terms or expressions that concern Phreesia’s plans, intentions, expectations, strategies and prospects. Although we believe that our plans, intentions, expectations, strategies and prospects as reflected in or suggested by those forward-looking statements are reasonable, we can give no assurance that the plans, intentions, expectations or strategies will be attained or achieved. Furthermore, actual results may differ materially from those described in the forward-looking statements and will be affected by a variety of risks and factors that are beyond our control including, without limitation, statements about our future financial performance and ability to achieve profitability, including our revenue, costs of revenue and operating expenses and our business outlook for fiscal 2020 as set forth herein; our anticipated growth and growth strategies and our ability to effectively manage that growth; the sufficiency of our cash, cash equivalents and investments to meet our liquidity needs; our ability to maintain the security and availability of our platform; our predictions about our industry (including total addressable market) and market trends for healthcare technology solutions; our ability to attract, retain and cross-sell to healthcare provider clients; our ability to maintain renewal rates for healthcare provider clients; our ability to maintain, protect and enhance our intellectual property; our ability to comply with modified or new laws and regulations applying to our business; the increased expenses associated with being a public company; and our outstanding debt under our credit facility. The forward-looking statements contained in this release are also subject to other risks and uncertainties, including those more fully described in Phreesia’s filings with the Securities and Exchange Commission (“SEC”), including Phreesia’s prospectus filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended, on July 19, 2019, and in our Quarterly Report on Form 10-Q that will be filed with the SEC following this earnings release. The forward-looking statements in this release are based on information available to Phreesia as of the date hereof, and Phreesia disclaims any obligation to update any forward-looking statements, except as required by law.

This press release includes certain non-GAAP financial measures as defined by SEC rules. We have provided a reconciliation of those measures to the most directly comparable GAAP measures.

ABOUT PHREESIA

Phreesia gives healthcare organizations a suite of robust applications to manage the patient intake process. Our innovative SaaS platform engages patients in their care and provides a modern, consistent experience, while enabling healthcare organizations to optimize their staffing, boost profitability and enhance clinical care.

Investors:

Balaji Gandhi

Phreesia, Inc.

investors@phreesia.com

(929) 506-4950

Media:

Maureen McKinney

Phreesia Inc.

mmckinney@phreesia.com

773-330-8908